Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA	P : 331-332-5000	W : navistar.com

Media Contact: Investor Contact: Web site:	Steve Schrier, 331-332-2264 Heather Kos, 331-332-2406 www.Navistar.com/newsroom

NAVISTAR REPORTS SECOND QUARTER RESULTS

•	Reports second quarter net loss of $374 million

•	Second quarter manufacturing cash balance of $1.16 billion exceeds guidance

•	Selects Cummins for SCR aftertreatment on medium-duty engines

•	New Class 8 offerings drive strong increase in May orders

LISLE, Ill. (June 10, 2013) – Navistar International Corporation (NYSE: NAV) today announced a second quarter 2013 net loss of $374 million, or $4.65 per diluted share, compared to a second quarter 2012 net loss of $172 million, or $2.50 per diluted share. Excluding discontinued operations, Navistar recorded a second quarter 2013 loss from continuing operations of $353 million, or $4.39 per diluted share, compared to a second quarter 2012 loss from continuing operations of $138 million, or $2.01 per diluted share. Second quarter 2012 results included a gain of $181 million for the release of an income tax valuation allowance related to Canadian deferred tax assets.

The year-over-year decline was mainly due to lower volumes and higher pre-existing warranty adjustments of $164 million in the second quarter 2013, primarily related to EPA 2010 emissions level engines. This was partially offset by $60 million in lower SG&A expenses and $32 million in reduced engineering and product development costs this quarter versus the same period one year ago.

Manufacturing revenue in the quarter was $2.5 billion, down 23 percent from the second quarter of 2012. The decline reflects a 14% drop in overall industry demand and lower market share during the company’s emissions strategy transition. This was partially offset by stronger volumes in the South America engine business.

“We are not satisfied with our overall financial results this quarter, but we are pleased with the continued progress we made in a number of areas on our turnaround plan,” said Troy A. Clarke, Navistar president and chief executive officer. “We still face some significant, yet solvable challenges, primarily in the areas of higher pre-existing warranty costs for our earlier EPA 2010 emissions level engines, as well as in rebuilding sales and restoring market share. However, we are already implementing the right leadership and business process changes to effectively address these priority issues.”

The company recently announced the hiring of industry veteran Bill Kozek to run its North America Truck and Parts group, and the naming of Bill Osborne, who spent more than 20 years in the automotive industry before joining Navistar in 2011, to head up global quality.

Navistar finished the second quarter 2013 with $1.16 billion in manufacturing cash and marketable securities, exceeding its cash guidance range of $1.0 billion to $1.1 billion. Navistar’s manufacturing cash guidance for the end of the third quarter 2013 ranges from $1.0 billion to $1.1 billion.

“We delivered on a number of our near-term priorities this quarter. We exceeded our cash guidance, continued to over-achieve on our structural cost reduction efforts, and obtained regulatory approval for our MaxxForce 13-liter engine with SCR, which we launched on time in our ProStar truck the last week of April,” Clarke added. “We were also pleased with our ongoing progress in shedding non-core assets that are not providing adequate returns on investment.”

In the second quarter Navistar completed the sale of its equity interests in its India truck and engine joint ventures; completed the sale of its Workhorse Custom Chassis brand; and subleased a portion of its Cherokee, Alabama manufacturing facility to a railcar manufacturing company. Already in the third quarter, the company has sold its RV business.

“Our new SCR-based heavy-duty offerings are the highest quality trucks we have built in more than a decade and they have improved fuel economy, a combination that positions us to hit our previously stated goal of stronger sales and increasing market share during the second half of 2013 and into 2014,” said Jack Allen, Navistar’s chief operating officer. “We are off to a strong start as May orders were up 38% versus the average sales rate for the previous quarter, driven higher by strong interest in the MaxxForce 13-liter with SCR and the ProStar ISX.”

With its heavy duty launches essentially completed, the company is turning its focus to adding SCR aftertreatment to its medium duty products. Navistar announced it will use Cummins SCR on medium duty engines, which it will begin to make available in the first quarter of calendar year 2014.

Summary Financial Results

	Second Quarter		First Half
(in millions, except per share data)	2013	2012	2013	2012
Sales and revenues, net	$2,526	$3,261	$5,163	$6,270
Segment Results:
Truck	$(109)	$(45)	$(167)	$(72)
Engine	(138)	(108)	(165)	(228)
Parts	91	41	177	91
Financial Services	19	26	41	53
Loss from continuing operations before income taxes	$(322)	$(251)	$(406)	$(458)
Loss from continuing operations, net of tax(A)	(353)	(138)	(467)	(282)
Net loss(A)	(374)	(172)	(497)	(325)
Diluted loss per share from continuing operations(A)	$(4.39)	$(2.01)	$(5.82)	$(4.07)
Diluted loss per share(A)	(4.65)	(2.50)	(6.19)	(4.69)

(A)	Amounts attributable to Navistar International Corporation.

SEGMENT REPORTING

Truck — For the second quarter 2013, the truck segment recorded a loss of $109 million, compared with a year-ago second quarter loss of $45 million. The segment’s loss was mainly driven by a decline in traditional truck volumes due to lower industry conditions and the market share impact of the company’s emissions transition, and $57 million in adjustments to pre-existing warranty costs. The segment loss was minimized by $60 million in lower SG&A and engineering expenses from 2012 cost-reduction initiatives. The segment also realized a $16 million dollar gain from the sale of the company’s interests in its India joint ventures.

Engine — For the second quarter 2013, the engine segment recorded a loss of $138 million, compared with a year-ago second quarter loss of $108 million. The year-over-year decline was predominantly due to higher warranty spend and lower volumes. The segment recorded $107 million in charges for adjustments to pre-existing warranties and $12 million in non-conformance penalties. The wider loss was partially offset by $24 million of profit improvement by the company’s MWM engine business in Brazil, $19 million in lower engineering and product development spend, and a $12 million gain related to the sale of the company’s interests in its India joint ventures.

Parts — For the second quarter 2013, the parts segment recorded profit of $91 million, compared with a year-ago second quarter profit of $41 million. The increase was primarily driven by margin improvements. The segment also realized $11 million in lower SG&A expenses reflecting the impact of 2012 cost-reduction initiatives.

Financial Services — For the second quarter 2013, Financial Services recorded a profit of $19 million, down from a year-ago second quarter profit of $26 million due to lower net interest margin, reflecting the decline in average finance receivables balances. This decrease is consistent with the transition of retail loans to GE Capital.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, and IC Bus™ brand school and commercial buses. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2012. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions, except per share data)	2013	2012	2013	2012
Sales and revenues
Sales of manufactured products, net	$2,487	$3,218	$5,085	$6,183
Finance revenues	39	43	78	87

Sales and revenues, net	2,526	3,261	5,163	6,270

Costs and expenses
Costs of products sold	2,363	2,900	4,649	5,550
Restructuring charges	6	19	8	19
Impairment of intangible assets	—	10	—	10
Selling, general and administrative expenses	312	372	597	727
Engineering and product development costs	100	132	211	267
Interest expense	90	62	164	123
Other expense (income), net	(19)	13	(57)	21

Total costs and expenses	2,852	3,508	5,572	6,717
Equity in income (loss) of non-consolidated affiliates	4	(4)	3	(11)

Loss from continuing operations before income taxes	(322)	(251)	(406)	(458)
Income tax benefit (expense)	(22)	123	(37)	199

Loss from continuing operations	(344)	(128)	(443)	(259)
Loss from discontinued operations, net of tax	(21)	(34)	(30)	(43)

Net loss	(365)	(162)	(473)	(302)
Less: Net income attributable to non-controlling interests	9	10	24	23

Net loss attributable to Navistar International Corporation	$(374)	$(172)	$(497)	$(325)

Amounts attributable to Navistar International Corporation common shareholders:
Loss from continuing operations, net of tax	$(353)	$(138)	$(467)	$(282)
Loss from discontinued operations, net of tax	(21)	(34)	(30)	(43)

Net loss	$(374)	$(172)	$(497)	$(325)

Loss per share:
Basic:
Continuing operations	$(4.39)	$(2.01)	$(5.82)	$(4.07)
Discontinued operations	(0.26)	(0.49)	(0.37)	(0.62)

	$(4.65)	$(2.50)	$(6.19)	$(4.69)

Diluted:
Continuing operations	$(4.39)	$(2.01)	$(5.82)	$(4.07)
Discontinued operations	(0.26)	(0.49)	(0.37)	(0.62)

	$(4.65)	$(2.50)	$(6.19)	$(4.69)

Weighted average shares outstanding:
Basic	80.4	68.7	80.3	69.3
Diluted	80.4	68.7	80.3	69.3

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

(in millions, except per share data)	April 30, 2013	October 31, 2012
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$505	$1,087
Restricted cash and cash equivalents	1	—
Marketable securities	733	466
Trade and other receivables, net	839	749
Finance receivables, net	1,664	1,663
Inventories	1,476	1,537
Deferred taxes, net	75	74
Other current assets	276	261

Total current assets	5,569	5,837
Restricted cash	116	161
Trade and other receivables, net	36	94
Finance receivables, net	428	486
Investments in non-consolidated affiliates	52	62
Property and equipment (net of accumulated depreciation and amortization of $2,386 and $2,228)	1,776	1,660
Goodwill	275	280
Intangible assets (net of accumulated amortization of $89 and $78)	157	171
Deferred taxes, net	181	189
Other noncurrent assets	133	162

Total assets	$8,723	$9,102

LIABILITIES and STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$779	$1,205
Accounts payable	1,621	1,686
Other current liabilities	1,607	1,462

Total current liabilities	4,007	4,353
Long-term debt	4,002	3,566
Postretirement benefits liabilities	3,331	3,405
Deferred taxes, net	41	42
Other noncurrent liabilities	980	996

Total liabilities	12,361	12,362
Redeemable equity securities	4	5
Stockholders’ deficit
Series D convertible junior preference stock	3	3
Common stock (86.8 and 86.0 shares issued, respectively; and $0.10 par value per share and 220 shares authorized, at both dates)	9	9
Additional paid in capital	2,456	2,440
Accumulated deficit	(3,662)	(3,165)
Accumulated other comprehensive loss	(2,227)	(2,325)
Common stock held in treasury, at cost (6.4 and 6.8 shares, respectively)	(256)	(272)

Total stockholders’ deficit attributable to Navistar International Corporation	(3,677)	(3,310)
Stockholders’ equity attributable to non-controlling interests	35	45

Total stockholders’ deficit	(3,642)	(3,265)

Total liabilities and stockholders’ deficit	$8,723	$9,102

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended April 30,
(in millions)	2013	2012
Cash flows from operating activities
Net loss	$(473)	$(302)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	164	136
Depreciation of equipment leased to others	78	24
Deferred taxes, including change in valuation allowance	20	(203)
Impairment of property and equipment and intangible assets	8	38
Gain on sales of investments and businesses, net	(13)	—
Amortization of debt issuance costs and discount	31	19
Stock-based compensation	14	14
Provision for doubtful accounts, net of recoveries	13	—
Equity in loss of non-consolidated affiliates, net of dividends	8	15
Write-off of debt issuance cost and discount	6	8
Other non-cash operating activities	(54)	2
Changes in other assets and liabilities, exclusive of the effects of businesses acquired and disposed	155	298

Net cash provided by (used in) operating activities	(43)	49

Cash flows from investing activities
Purchases of marketable securities	(759)	(563)
Sales or maturities of marketable securities	492	944
Net change in restricted cash and cash equivalents	44	182
Capital expenditures	(107)	(176)
Purchases of equipment leased to others	(295)	(28)
Proceeds from sales of property and equipment	19	6
Investments in non-consolidated affiliates	—	(17)
Business acquisitions, net of cash received	—	(10)
Proceeds from sales of affiliates	30	1
Acquisition of intangibles	—	(14)

Net cash provided by (used in) investing activities	(576)	325

Cash flows from financing activities
Proceeds from issuance of securitized debt	200	281
Principal payments on securitized debt	(402)	(666)
Proceeds from issuance of non-securitized debt	339	555
Principal payments on non-securitized debt	(374)	(537)
Net increase in notes and debt outstanding under revolving credit facilities	80	2
Principal payments under financing arrangements and capital lease obligations	(51)	(20)
Debt issuance costs	(14)	(15)
Proceeds from financed lease obligations	263	—
Issuance of common stock	14	—
Purchase of treasury stock	—	(75)
Proceeds from exercise of stock options	8	2
Dividends paid by subsidiaries to non-controlling interest	(25)	(34)
Other financing activities	4	(3)

Net cash provided by (used in) financing activities	42	(510)

Effect of exchange rate changes on cash and cash equivalents	(5)	(3)

Decrease in cash and cash equivalents	(582)	(139)
Cash and cash equivalents at beginning of the period	1,087	539

Cash and cash equivalents at end of the period	$505	$400

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) from continuing operations attributable to Navistar International Corporation excluding income tax benefit (expense). Operating results for interim reporting periods are not necessarily indicative of annual operating results.

Beginning in the first quarter of 2013, the Company began reporting the operating results of WCC and certain operating results of Monaco as discontinued operations in the Company’s Consolidated statements of operations. The 2012 selected financial information has been restated to reflect this change. The following tables present selected financial information for our reporting segments:

(in millions)	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended April 30, 2013
External sales and revenues, net	$1,515	$458	$514	$39	$—	$2,526
Intersegment sales and revenues	4	286	16	19	(325)	—

Total sales and revenues, net	$1,519	$744	$530	$58	$(325)	$2,526

Income (loss) from continuing operations attributable to NIC, net of tax	$(109)	$(138)	$91	$19	$(216)	$(353)
Income tax expense	—	—	—	—	(22)	(22)

Segment profit (loss)	$(109)	$(138)	$91	$19	$(194)	$(331)

Depreciation and amortization(B)	$92	$33	$2	$10	$5	$142
Interest expense	—	—	—	17	73	90
Equity in income (loss) of non-consolidated affiliates	—	1	3	—	—	4
Capital expenditures(B)(C)	16	16	—	1	2	35

(in millions)	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended April 30, 2012
External sales and revenues, net	$2,316	$440	$462	$43	$—	$3,261
Intersegment sales and revenues	2	454	34	24	(514)	—

Total sales and revenues, net	$2,318	$894	$496	$67	$(514)	$3,261

Income (loss) from continuing operations attributable to NIC, net of tax	$(45)	$(108)	$41	$26	$(52)	$(138)
Income tax benefit	—	—	—	—	123	123

Segment profit (loss)	$(45)	$(108)	$41	$26	$(175)	$(261)

Depreciation and amortization(B)	$35	$30	$4	$8	$5	$82
Interest expense	—	—	—	22	40	62
Equity in income (loss) of non-consolidated affiliates	(6)	—	2	—	—	(4)
Capital expenditures(B)(C)	16	36	5	1	15	73

(in millions)	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
Six Months Ended April 30, 2013
External sales and revenues, net	$3,171	$870	$1,044	$78	$—	$5,163
Intersegment sales and revenues	26	614	38	39	(717)	—

Total sales and revenues, net	$3,197	$1,484	$1,082	$117	$(717)	$5,163

Income (loss) from continuing operations attributable to NIC, net of tax	$(167)	$(165)	$177	$41	$(353)	$(467)
Income tax expense	—	—	—	—	(37)	(37)

Segment profit (loss)	$(167)	$(165)	$177	$41	$(316)	$(430)

Depreciation and amortization(B)	$134	$72	$5	$19	$12	$242
Interest expense	—	—	—	35	129	164
Equity in income (loss) of non-consolidated affiliates	—	(1)	4	—	—	3
Capital expenditures(B)(C)	31	69	1	1	5	107

(in millions)	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
Six Months Ended April 30, 2012
External sales and revenues, net	$4,427	$860	$896	$87	$—	$6,270
Intersegment sales and revenues	13	893	69	48	(1,023)	—

Total sales and revenues, net	$4,440	$1,753	$965	$135	$(1,023)	$6,270

Income (loss) from continuing operations attributable to NIC, net of tax	$(72)	$(228)	$91	$53	$(126)	$(282)
Income tax benefit	—	—	—	—	199	199

Segment profit (loss)	$(72)	$(228)	$91	$53	$(325)	$(481)

Depreciation and amortization(B)	$69	$59	$6	$16	$10	$160
Interest expense	—	—	—	47	76	123
Equity in income (loss) of non-consolidated affiliates	(15)	1	3	—	—	(11)
Capital expenditures(B)(C)	32	76	12	2	54	176

(in millions)	Truck(B)	Engine	Parts	Financial Services	Corporate and Eliminations	Total
Segment assets, as of:
April 30, 2013	$2,139	$1,738	$709	$2,518	$1,619	$8,723
October 31, 2012	2,118	1,777	707	2,563	1,937	$9,102

(A)	Total sales and revenues in the Financial Services segment include interest revenues of $46 million and $93 million for the three and six months ended April 30, 2013, respectively, and $56 million and $114 million for three and six months ended April 30, 2012, respectively.
(B)	Includes amounts related to discontinued operations.
(C)	Exclusive of purchases of equipment leased to others.

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Manufacturing cash, cash equivalents, and marketable securities represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature.

Manufacturing revenue represents the Sales of manufactured products, net, from the Company’s consolidated statements of operations.

Manufacturing segment cash and cash equivalents and marketable securities reconciliation:

	As of April 30, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$465	$40	$505
Marketable securities	699	34	733

Total Cash and cash equivalents and Marketable securities	$1,164	$74	$1,238